Exhibit 99.1

Extraction Oil & Gas Announces Preliminary Fourth-Quarter 2017 Production; Estimated Crude Oil Volumes Near the High End of Guidance Range While Total Equivalent Volumes Exceed Midpoint

DENVER – January 18, 2018 – Extraction Oil & Gas, Inc. (NASDAQ: XOG), an oil and gas exploration and production company with primary assets in the Wattenberg Field in the Denver-Julesburg Basin of Colorado, today provided select preliminary operational results for the fourth quarter of 2017.

Preliminary Fourth-Quarter 2017 Highlights

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Preliminary estimates for fourth-quarter 2017 average net sales volumes between 65.9 and 66.2 thousand barrels of oil equivalent per day (MBoe/d) including 33.6 to 33.7 thousand barrels per day (MBbl/d) of crude oil. Estimated total equivalent production volumes exceeded the midpoint of the Company’s guidance while estimated crude oil volumes were near the upper end of the Company’s guidance range; and

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Turned to sales 75 gross (53 net) operated wells with an average lateral length of approximately 8,500 feet, and completed 42 gross (26 net) wells with an average lateral length of approximately 7,500 feet.

Commenting on preliminary fourth-quarter 2017 results, Extraction's Chairman and CEO Mark Erickson said: “We look forward this year to continuing the strong momentum we built during 2017. Of the 75 wells turned to sales during the fourth quarter, 59 came on during the back half of the quarter. These 59 wells contributed little to our fourth quarter production but have positioned us well as we entered 2018.”

Preliminary Operational Results

During the fourth quarter of 2017, Extraction reached total depth on 45 gross (37 net) wells with an average lateral length of approximately 7,000 feet and completed 42 gross (26 net) wells with an average lateral length of approximately 7,500 feet. The Company turned to sales 75 gross (53 net) wells with an average lateral length of approximately 8,500 feet.

Extraction estimates its fourth quarter average net sales volumes between 65.9 and 66.2 MBoe/d including 33.6 to 33.7 MBbl/d of crude oil. Extraction estimates its net production averaged approximately 70 MBoe/d during the month of December, of which 53% was crude oil. An incident on one of Extraction’s well pads on December 22, 2017 negatively impacted its December average net production by approximately 1.5 MBoe/d and its fourth quarter production by approximately 500 Boe/d.

Mark Erickson, Extraction’s Chairman and CEO continued: “Our fourth quarter production ended our first full year as a public company on a high note. Despite various challenges throughout the year, this performance continues to demonstrate the quality of both our assets and our operations team. We continue to be optimistic about our ability to deliver on our 2018 goals.”

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773

Media Contact: Brian Cain, info@extractionog.com, 720-974-7782

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